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                                                                EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to options issued by Incyte Pharmaceuticals, Inc. to former optionholders of Hexagen Limited of our report dated January 12, 1998, except for "Principles of Consolidation" in Note 1 and paragraph 3 of
Note 7 as to which the date is January 22, 1998, with respect to the consolidated financial statements of Incyte Pharmaceuticals, Inc. included in its Current Report on Form 8-K dated June 12, 1998, filed with the Securities and Exchange Commission.


                              /s/ ERNST & YOUNG LLP



Palo Alto, California
November 19, 1998